IMMUCELL CORPORATION AND SUBSIDIARY

                                     Exhibit 23.1

                         Consent of PricewaterhouseCoopers LLP


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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of ImmuCell Corporation on Form S-8 of our report dated January 29, 1999 on our audits of the consolidated financial statements of ImmuCell Corporation and Subsidiary as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Portland, Maine
March 26, 1999


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                   IMMUCELL CORPORATION AND SUBSIDIARY

                              Exhibit 27.1

           Financial Data Schedule (Filed Only Electronically)


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